================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                              FTI CONSULTING, INC.
--------------------------------------------------------------------------------
              (Name of the Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

================================================================================

                                    [LOGO]
                              2021 Research Drive
                           Annapolis, Maryland  21401
                                 (410) 224-8770

                                                                  April 27, 2001

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Stockholders of FTI Consulting, Inc. on May 23, 2001, at 9:30 a.m., EDT, at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.

     Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting. Also enclosed with this letter is FTI Consulting's Annual Report to Stockholders for 2000.

     At the Annual Meeting, we will ask you to:

     .    Elect three Class II directors;

     . Approve an amendment of our charter to increase our authorized capital stock;

     .    Approve an amendment of our 1997 Stock Option Plan, as amended;

     .    Approve an amendment of our Employee Stock Purchase Plan;

     .    Approve our performance-based Incentive Compensation Plan;

     .    Approve a performance-based formula for one of our executive officers;

     . Ratify the selection of Ernst & Young LLP as our independent accountants for 2001; and

     . Transact any other business that is properly presented at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares of Common Stock will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                Sincerely,


                                Jack B. Dunn, IV
                                Chief Executive Officer and
                                Chairman of the Board of Directors

                             YOUR VOTE IS IMPORTANT

    Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.
      If you have any questions about voting your shares, please contact
                 Theodore I. Pincus, Executive Vice President,
                    Chief Financial Officer and Secretary,
                  FTI Consulting, Inc., 2021 Research Drive,
           Annapolis, Maryland  21401, Telephone No. (410) 224-8770.

                              FTI CONSULTING, INC.

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

         -------------------------------------------------------------
        |                                                             |
        |    Date:  May 23, 2001                                      |
        |                                                             |
        |    Time:  9:30 a.m., EDT                                    |
        |                                                             |
        |    Place:  2021 Research Drive, Annapolis, Maryland  21401  |
        |                                                             |
         -------------------------------------------------------------

Dear Stockholder:

     At the Annual Meeting, we will ask you to:

     .    Elect three Class II directors;

     . Approve an amendment of our charter to increase our authorized capital stock;

     .    Approve an amendment of our 1997 Stock Option Plan, as amended;

     .    Approve an amendment of our Employee Stock Purchase Plan;

     .    Approve our performance-based Incentive Compensation Plan;

     .    Approve a performance-based formula for one of our executive officers;

     . Ratify the selection of Ernst & Young LLP as our independent accountants for 2001; and

     . Transact any other business that is properly presented at the Annual Meeting.


     You will be able to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record at the close of business on April 16, 2001.


                                By Order of the Board of Directors



                                Theodore I. Pincus
                                Secretary

April 27, 2001

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

        IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT THEODORE I. PINCUS, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                     AND SECRETARY, FTI CONSULTING, INC.,
2021 RESEARCH DRIVE, ANNAPOLIS, MARYLAND  21401, TELEPHONE NO. (410) 224-8770.

            IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE
                        YOUR PROXY AND VOTE IN PERSON.

                                    [LOGO]
                              2021 Research Drive
                           Annapolis, Maryland  21401


                                                                  April 27, 2001


                       PROXY STATEMENT FOR ANNUAL MEETING


     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2001 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2001 Annual Meeting will be held on May 23, 2001, at 9:30 a.m., EDT, at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.

     This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

     On April 27, 2001, we began mailing information to people who, according to our records, owned shares of our Common Stock at the close of business on April 16, 2001. We have mailed with that information a copy of FTI Consulting's Annual Report to Stockholders for 2000.

              INFORMATION ABOUT THE 2001 ANNUAL MEETING AND VOTING



THE ANNUAL MEETING

     The Annual Meeting will be held on May 23, 2001 at 9:30 a.m., EDT, at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.


THIS PROXY SOLICITATION

     We are sending you this Proxy Statement because FTI Consulting's Board of Directors is seeking a proxy to vote your shares of our Common Stock at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 27, 2001, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our Common Stock at the close of business on April 16, 2001.

     FTI Consulting is paying the cost of requesting these proxies. FTI Consulting's directors, officers and employees may request proxies in person or by telephone, mail, facsimile or letter. FTI Consulting will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our Common Stock.


VOTING YOUR SHARES

     You have one vote for each share of our Common Stock that you owned of record at the close of business on April 16, 2001. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of our Common Stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

     If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the proposed election of the Class II directors, FOR amendment to our 1997 Stock Option Plan, FOR amendment to our Employee Stock Purchase Plan, FOR adoption of our Executive Incentive Compensation Plan, FOR adoption of a performance-based formula for one of our executive officers and FOR ratification of the selection of Ernst & Young LLP as our independent accountants for the year 2001. However, if you complete the proxy card except for the voting instructions regarding the amendment to our charter, your shares will not be voted and will have the affect of a vote against the proposal.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     . You may notify the Secretary of FTI Consulting in writing that you wish to revoke your proxy.

     .    You may submit a proxy dated later than your original proxy.

     . You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock.

VOTE REQUIRED FOR APPROVAL

Proposal 1: Election of Three                       The three nominees for election as Class II
  Class II Directors                                directors who receive the most votes will be
                                                    elected.  So, if you do not vote for a particular
                                                    nominee, or you indicate "withhold authority to
                                                    vote" for a particular nominee on your proxy card,
                                                    your vote will not count either for or against the
                                                    nominee.


Proposal 2:  Amendment of Our Charter               The affirmative vote of a majority of all
                                                    outstanding shares entitled to vote is required to
                                                    approve.  If you abstain from voting, your
                                                    abstention will constitute a vote against the
                                                    proposal.

Proposals 3, 4, 5, 6 and 7:  Amendment to Our       The affirmative vote of a majority of the votes
 Stock Option Plan and Employee Stock Purchase      cast at the Annual Meeting is required.  So, if you
 Plan, Approval of our Performance-Based Plan and   abstain from voting, your abstention will not count
 Formula for One of Our Executive Officers and      as a vote for or against the proposal.
 Ratification of Selection of Our Independent
 Accountants


     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1 and 3 through 7.

     Quorum. On April 16, 2001, the record date for the Annual Meeting, 10,649,794 shares of our Common Stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, except the Annual Meeting may be adjourned until such time as a quorum is present. In deciding whether a quorum is present, abstentions will be counted as shares of Common Stock that are represented at the Annual Meeting.

ADDITIONAL INFORMATION

     FTI Consulting's Annual Report to Stockholders for the year ended December 31, 2000, including our consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI Consulting.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING


     We will present the following seven proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of Common Stock on the proposal in our best judgment.

                      PROPOSAL 1. - ELECTION OF DIRECTORS


     FTI Consulting's Amended and Restated Articles of Incorporation provide that its Board of Directors will consist of three classes. The members of each class are elected for three-year terms. We currently have seven directors, of which the three directors constituting the Class II directors are to be elected at the 2001 Annual Meeting. The terms of the Class I and Class III directors will expire at the Annual Meetings of Stockholders to be held in 2003 and 2002, respectively.

     The nominees for election to the Board of Directors as Class II directors are:

                               Denis J. Callaghan
                             Dennis J. Shaughnessy
                                George P. Stamas

     Each director will be elected to serve for a three-year term, or thereafter until his replacement is chosen and qualifies. Messrs. Callaghan, Shaughnessy and Stamas are currently members of the Board of Directors, and each has agreed to continue to serve as a director if elected. More detailed information about each of the nominees is provided in the section of this Proxy Statement titled "The Board of Directors."

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES
                      FOR ELECTION AS CLASS II DIRECTORS.


                PROPOSAL 2. - INCREASE AUTHORIZED CAPITAL STOCK

     On February 13, 2001, our Board of Directors unanimously approved an amendment to our charter to increase the number of shares of authorized stock to 50,000,000 shares, consisting of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Currently, we are authorized to issue up to 20,000,000 shares of capital stock, consisting of 16,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. On April 16, 2001, we had 10,649,794 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

     On a fully diluted basis, on April 16, 2001, we have about 15.0 million shares of Common Stock outstanding or reserved for issuance. As a result, we currently only have about 1.0 million shares of

Common Stock available for issuance. We would like to increase the number of shares of our capital stock to accommodate any future stock splits, acquisitions and financings and for other corporate purposes. Other than with respect to the reservation of shares of our Common Stock in connection with our 1997 Stock Option Plan, as amended, and our Employee Stock Purchase Plan, we have no existing or proposed plans, agreements or understandings to issue, or reserve for future issuance, any of the additional shares of capital stock that would be authorized by the proposed amendment. The new shares of stock would have the same rights as the presently authorized shares of capital stock.

     We are subject to restrictions on our ability to issue additional shares of capital stock in some situations. The American Stock Exchange requires that we obtain stockholder approval before we issue our capital stock in some circumstances, including when the number of shares to be issued equals or exceeds 20% of the outstanding voting power. There are numerous other situations, however, where we may issue shares of capital stock without seeking the approval of the stockholders. The issuance of additional shares of capital stock other than in connection with a stock split, could have a dilutive effect on your ownership of FTI Consulting. Stockholders do not have preemptive rights. Additionally, the issuance of shares in some instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of our stock or the removal of our incumbent management. Our Board of Directors does not intend or view the increase in authorized capital stock as an anti-takeover measure, and we are not aware of any proposed or contemplated transaction of this type.

                THE FORM OF THE PROPOSED AMENDMENT IS ATTACHED
                     TO THIS PROXY STATEMENT AS EXHIBIT A.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.



                 PROPOSAL 3. - AMEND THE 1997 STOCK OPTION PLAN

     We are asking you to approve an amendment to our 1997 Stock Option Plan, as amended, to increase the number of shares of Common Stock authorized under the Plan from 3,150,000 to 4,150,000. We primarily use the Plan to recruit, reward, and retain employees and non-employee directors. The following is a summary of our Stock Option Plan as it will be if the stockholders approve the amendment.
A copy of the full text of the amended Plan is attached to this Proxy Statement as Exhibit B.

SUMMARY OF THE PLAN

     Plan Administration. The Compensation Committee of our Board of Directors administers the Plan but our Board of Directors may also administer the Plan. The Plan administrator is responsible for the general operation and administration of the Plan, including determining the recipients of grants and the terms of the options granted.

   Participants. The administrator may grant options to our employees, directors and service providers, a total of about 565 persons as of April 16, 2001. The administrator may also make grants of Common Stock to our employees, a total of about 550 persons as of April 16, 2001. The administrator may also grant options to replace options when we acquire another company and, where appropriate, to mirror the terms of those replaced options.

     Shares Available Under the Plan. The administrator may grant awards under the Plan, in the form of incentive stock options, nonqualified stock options or direct stock awards, with respect to up to 4,150,000 shares of Common Stock. Of this amount, awards with respect to 2,917,500 shares have already been granted. In addition, of this 4,150,000 aggregate share limit, no more than 4,000,000 shares may be issued under incentive stock options and no more than 150,000 shares may be issued as direct stock awards. If any option under the Plan expires or terminates before the optionee has fully exercised it, the shares subject to that option will be available for future grants under the Plan.

     The shares of common stock to be issued under the Plan will come from either authorized but unissued shares or from previously issued shares that we reacquire, including shares we purchase on the open market. Shares under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our Common Stock. Because the Plan provides for discretionary grants of options and Common Stock, we cannot predict the specific amounts particular persons will receive.

     Individual Grant Limits. Under the Plan, the administrator may not grant options or direct stock awards, in any combination, for more than 500,000 shares to any individual in any plan year.

     Incentive Stock Option Limits. Three special limits apply to incentive stock options under the Plan. The first is that treatment of incentive stock options is limited based on when the options first become exercisable; only the first $100,000 of shares of Common Stock (valued as of the date of grant) that become exercisable under an individual's incentive stock option in a given year will receive incentive stock option tax treatment. The second limitation is that the option price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the option price for stockholders holding more than 10% of our outstanding Common Stock must at least equal 110% of the fair market value of our Common Stock.

     Option Price. The exercise price for all options is based on the market price when granted. On April 16, 2001, the closing price of our Common Stock on the American Stock Exchange was $15.45 per share. The administrator must grant nonqualified stock options with an exercise price at least equal to 50% of the fair market value on the date of grant. We do not receive separate consideration for the granting of awards, other than the services the participants provide.

     Option Exercise and Transfer Restrictions. An optionee employee can normally only exercise an option while employed by us, unless his or her employment or option agreement provides otherwise. If an optionee becomes disabled or dies, he or his estate will have up to 12 months to exercise the options. An optionee cannot transfer his options other than to someone after death.

     Director Options. The Plan provides for an automatic grant of a nonqualified stock option for 60,000 shares when a non-employee director (an "Eligible Director") first joins the board after the 2001 Annual Meeting of Stockholders. The option becomes exercisable one-third a year after the date of grant, another third two years after the grant, and the final third three years after the grant. Options will also become exercisable at the first to occur of the director's death, disability or attainment of age 70. The exercise price for options granted to Eligible Directors will be the fair market value of the Common Stock on the date the option is granted. These options expire if not already exercisable when an Eligible Director leaves the Board. Exercisable options remain in place for their original term.

     Option Expiration. Options will terminate no later than ten years after their date of grant. However, options intended to be incentive stock options under the Plan will expire no later than five years after the date of grant if the optionee owns (or is treated as owning) more than ten percent of the outstanding shares of Common Stock when the option is granted. The administrator may not grant options under the Plan after March 25, 2007.

     Termination of Service. The administrator has discretion to fix the period in which options granted to employees may be exercised after termination of employment. Exercisable options granted to Eligible Directors remain exercisable for the remaining term of the option unless the Board specifies otherwise.

     Substantial Corporate Changes. If we experience a "substantial corporate change" (examples of which include total liquidation, sale of all of our shares, a merger in which we do not survive, or sale of all or substantially all of our assets), all options will automatically vest, subject to compliance with the "pooling of interest" accounting rules in applicable situations. In some circumstances, either an acquirer must assume or replace the options or the optionees will have some period of time before the transaction occurs to exercise options or take other actions with the options after which time the Plan will terminate.

     Stockholder Approval. In general, stockholder approval will only be required for changes to the number of incentive stock options that may be granted, to the extent necessary to preserve their tax treatment, or to the individual grant limit, and when required by the American Stock Exchange.

     Amendments and Termination. The Board may at any time suspend, terminate, modify or amend the Plan. No suspension, termination, modification or amendment of the Plan may adversely affect any option previously granted, unless the optionee consents.

TAX CONSEQUENCES

     Nonqualified Stock Options. An optionee will not be taxed when he receives a nonqualified stock option. When he exercises a nonqualified stock option, he will generally owe taxes on ordinary income on the difference between the value of the shares of common stock he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the shares and his "basis," which is the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for long-term capital gains. In addition, we generally will receive an income tax deduction for any amounts of "ordinary income" to him.

     Incentive Stock Options. An optionee will not be taxed when he receives an incentive stock option and will not be taxed when he exercises the incentive stock option, unless he is subject to the alternative minimum tax. If he holds the shares of common stock purchased upon exercise of the incentive stock option (the "ISO Shares") for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercised the incentive stock option or within two years from the date of the incentive stock option grant), he generally will recognize ordinary compensation income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the price he paid or (ii) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for more than 12 months. We can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gains.

     Alternative Minimum Tax. The difference between the exercise price and the fair market value of the incentive stock option shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the incentive stock option, there is no alternative minimum tax adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the taxpayer sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     Potential Limitation on Our Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. The possibility exists that compensation attributable to awards under the Plan, when combined with all other types of compensation a covered employee receives for the year from us, may cause this limitation to be exceeded in any particular year.

     The tax rules disregard some kinds of compensation, including qualified "performance-based compensation" for purposes of the deduction limitation. Compensation attributable to options will qualify as performance-based compensation, provided that: (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period;
(ii) the stockholders approve that per-employee limitation; (iii) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (iv) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. We expect the options to qualify as performance-based compensation.

     The above Tax Consequences section summarizes the general principles of current federal income tax law applicable to the purchase of shares of Common Stock under the Plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

NEW PLAN BENEFITS

     Other than the formula grants to Eligible Directors, the Plan administrator makes grants under the Plan at its discretion. Consequently, we cannot fully determine the amount or dollar value at this time, other than to note that the administrator has not granted options contingent on approval of the increase in shares under the Plan.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

              PROPOSAL 4. - AMEND THE EMPLOYEE STOCK PURCHASE PLAN

     We are asking you to approve the amendment to our Employee Stock Purchase Plan to increase the number of shares of Common Stock that we can issue under the Plan from 400,000 to 500,000. The following is a summary of our Employee Stock Purchase Plan as it will be if the stockholders approve the amendment. A copy of the full text of the amended Plan is attached to this Proxy Statement as Exhibit C.

GENERAL

     Purpose. The Plan offers eligible employees the opportunity to purchase shares of our Common Stock through after-tax payroll withholdings. The Plan permits employees to acquire an equity interest in us, thereby creating a stronger incentive to expend maximum effort for our growth and success. Funds received by us under the Plan may be used for any general corporate purpose.

     Eligibility. All of our employees are eligible to participate in the Plan (unless they hold more than 5% of our Common Stock), so long as they are regularly scheduled to work at least 20 hours per week. As of April 16, 2001, about 550 employees are eligible to participate in the Plan.

     Shares Available Under the Plan. The Plan authorizes the issuance of up to 500,000 shares of our authorized but unissued Common Stock. The number of shares issuable under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes that affect our Common Stock. Because the Plan permits participants to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance. As of April 16, 2001, 246,581 shares of our Common Stock have been issued under the Plan.

     Administration. The Plan is administered by our Compensation Committee. The Compensation Committee has the authority and discretion to specify the terms and conditions of options granted to employees (within the limitations of the Plan) and to otherwise interpret and construe the terms of the Plan and any agreements governing options granted under the Plan. In addition, the Compensation Committee has the authority and discretion to modify the eligibility requirements for participation in the Plan from time to time, so long as those modifications do not require stockholder approval in order for the Plan to continue to qualify under Section 423 of the Internal Revenue Code and they do not materially increase our cost of maintaining the Plan.

OPTIONS GRANTED UNDER THE PLAN

     General. All options granted under the Plan are evidenced by participation agreements. The Compensation Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the Plan are assignable or transferable, other than by will or in accordance with the laws of descent and distribution. Offering periods for the Plan run from January 1 to June 30 and July 1 to December 31 of each calendar year.

     Election to Participate. Employees must elect before the beginning of a given offering period to participate; however, once an employee has elected to participate, that election carries forward to future offering periods until revoked. The employee may elect to have between 1% and 15% of compensation set aside for use in purchasing shares of our Common Stock at the end of the offering period. The employee may not change the elected percentage during an offering period but may withdraw entirely, so long as the withdrawal is made at least 30 days before the end of the offering period.

     Exercise Price. The exercise price for options under the Plan are equal to the lesser of 85% of the fair market value on the first day of the offering period and 85% of the fair market value on the last day of the offering period. No participant may purchase more than $25,000 worth of our Common Stock in all offering periods ending during the same calendar year. The closing price of a share of our Common Stock, as reported on the American Stock Exchange on April 16, 2001 was $15.45.

     Exercise. Options granted under the Plan to employees are automatically exercised as of the last day of the offering period, unless the employee has requested withdrawal of his payroll contributions at least 30 days earlier. The number of shares to be purchased is determined by dividing the dollars accumulated through payroll withholding by the exercise price and rounding down to the nearest whole number of shares.

     The option price is ordinarily paid through payroll withholding, but the Compensation Committee is authorized to accept payment (i) through the tendering of shares of Common Stock that the optionee has held for at least six months or acquired under an option granted not less than six months prior and that will be valued at the fair market value on the date of exercise or (ii) through attestation that the optionee holds shares equal to the number required to pay the purchase price (in which case we will issue the net number of shares required by the exercise). An optionee does not have any of the rights of a stockholder until payment in full for the share is received and a stock certificate is issued.

     The Compensation Committee may prescribe in the participation agreement that the optionee may elect to satisfy any federal, state or local withholding tax requirements by directing us to apply shares of our Common Stock to which the optionee is entitled as a result of the exercise of the option in order to satisfy such withholding requirements.

     Termination of Service. Employees who terminate their employment or die during an offering period will be deemed to have elected withdrawal of all payroll contributions.

     Substantial Corporate Changes. If we have a "substantial corporate change" (examples of which include total liquidation, sale of all of our shares, a merger in which we do not survive, or sale of substantially all of our assets), employees would be permitted to make an early election to exercise their options, subject to compliance with the "pooling of interest" accounting rules in applicable situations.

     Stockholder Approval. In general, stockholder approval is required for changes to the extent necessary to preserve the Plan's status as a plan under
Section 423 of the Internal Revenue Code.

     Amendment or Termination. Our Board of Directors may amend or terminate the Plan at any time. Unless we extend the Plan, no offering periods will begin after December 31, 2006.

TAX CONSEQUENCES

     The following summary describes federal income tax consequences of participation in the Plan. The summary does not cover employment taxes except as specified, and does not cover federal, state, local, or foreign tax consequences, if any.

     Rights granted under the Plan are intended to qualify for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Code.

     An employee's withheld compensation will be post-tax. In other words, the employee will be taxed on amounts withheld for the purchase of shares of our Common Stock as if he had instead received his full salary or wages. Other than this, no income will be taxable to an employee until disposition of the shares acquired, and the method of taxation will depend on how long he held the shares before disposition.

     If the purchased shares of Common Stock are disposed of more than two years after the beginning of the applicable offering period (July 1 or January 1) and more than one year after the exercise date or if the employee dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) 15% of fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

     If the employee sells or disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. We may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the employee. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the employee, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Plan. We are generally entitled to a deduction to the extent amounts are taxed as ordinary income to an employee by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by an employee upon a later disposition, or realized upon death. Our deduction may be limited under Internal Revenue Code Section 162(m) and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify us of the sale of stock in a disqualifying disposition).

NEW PLAN BENEFITS

     Benefits to be awarded under the Plan have not been determined at this time.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.



     PROPOSALS 5 AND 6. - APPROVE PERFORMANCE-BASED PLAN AND PERFORMANCE-
                BASED FORMULA FOR ONE OF OUR EXECUTIVE OFFICERS

INTRODUCTION

     We are asking you to approve a performance-based incentive compensation plan for most of our senior management team and a separate performance-based incentive compensation formula for one of our executive officers. The plan and the formula will govern the incentive portions of the compensation for these individuals, beginning with 2001. The Internal Revenue Code of 1986 denies to a publicly held corporation a deduction in determining its taxable income for covered compensation in excess of $1.0 million paid in any taxable year to its chief executive officer or certain other officers whose compensation must be reported in its proxy statement. Covered compensation for this purpose does not include amounts payable solely on account of the attainment of one or more performance goals established by a committee of outside directors if the material terms under which the compensation is to be paid are approved by the corporation's stockholders. For this reason, we are submitting the plan and the formula for your approval.

     The Compensation Committee of our Board of Directors has approved the performance-based plan and the formula. We have established a separate performance-based formula, contained in Mr. Monheit's employment agreement, for annual bonuses payable to him, and he will not participate in the Plan as long as his employment agreement and the formula continue.

     For 2000 and prior years, performance-based bonuses to our executive officers were determined annually by our Compensation Committee based upon our performance for the year but were not based upon any set formula. The plan is intended to provide greater certainty to our senior management team about the possible amounts of their incentive compensation if we achieve our financial performance objectives. The Compensation Committee has determined that the plan and formula provide appropriate incentives to our senior management team. We recommend your approval of both the plan and the formula to preserve our federal income tax deduction for any amounts paid to our chief executive officer and our four other most highly compensated executive officers in excess of $1.0 million per executive.

INCENTIVE COMPENSATION PLAN

     Administration and Participation. The Plan will be administered by the Compensation Committee. Participants in the Plan will include management employees of FTI or its subsidiaries designated by our Compensation Committee at the beginning of each year.

     Target Awards. At the beginning of each year, the Compensation Committee will establish a target incentive award for each participant, which will be expressed as a dollar amount, a percentage of salary or otherwise. The target award will be based on a number of factors, including: (i) market competitiveness of the position, (ii) job level, (iii) base salary level, (iv) past individual performance, and (v) expected contribution to our future performance and business impact.

     For each executive officer, the Compensation Committee must establish the target awards and performance goals no later than the earlier of 90 days after the beginning of the year, or such other date as may be permitted under the Code. The Compensation Committee will establish for each executive officer a maximum award that may be paid for the year, which will remain fixed for the entire year. The maximum award that any participant may receive for 2001 is $3 million and for 2002 is $4 million. For 2003 and thereafter, the maximum award that any participant may receive for a plan year is $5 million.

     Performance Goals. At the beginning of each year, the Compensation Committee will establish for each participant performance goals that must be met in order for an award to be payable for the year. The Compensation Committee will establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan and, in the case of executive officers,
Section 162(m) of the Code.

     The Compensation Committee will establish objective performance goals for each participant related to the participant's business unit or our overall performance or both. The Compensation Committee may also establish subjective performance goals for participants; provided that, for executive officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The objectively determinable performance goals will be based on one or more of the following criteria:
EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, goals relating to acquisitions or strategic partnerships. EBITDA means our earnings before interest, taxes, depreciation and amortization.

     Changes to Performance Goals and Target Awards. At any time prior to the final determination of the awards, the Compensation Committee may adjust the performance goals and target awards for participants who are not executive officers to reflect changes in corporate capitalization, changes in corporate transactions, the occurrence of any extraordinary event, any change in accounting rules or principles, any change in our method of accounting, any change in applicable law, or any other change of similar nature. With respect to executive officers, such adjustments may be made to the extent the Compensation Committee deems appropriate considering the requirements of Section 162(m) of the Code.

     Payments under the Plan. Awards may be paid in cash, our Common Stock or a combination of both, at the discretion of our Compensation Committee. As required by Section 162(m) of the Code, before we pay any award under the Plan for any year, our Compensation Committee must certify in writing (to the extent required by any IRS regulation) that the performance goals were satisfied. Approved minutes of our Compensation Committee will be treated as the required written certification. All amounts payable under the Plan will be paid as soon as practicable after certification by the Compensation Committee.

     Amendment and Termination. The Compensation Committee or the Board may from time to time amend or terminate the Plan provided that no amendment that requires stockholder approval in order to comply with Section 162(m) of the Code will be effective unless the amendment is approved by our stockholders.

     Benefits under the Plan. Awards made in the future under the Plan will be based upon our future performance. Accordingly, the amount of incentive compensation to be paid in the future to our executive officers cannot be determined at this time. Actual amounts will depend upon our actual performance and on whether the Compensation Committee elects to reduce such amounts. If this proposal had been in effect for 2000, the Compensation Committee believes that the annual incentives would have been essentially the same as the compensation reported in the Summary Compensation Table for our current named executive officers.

PERFORMANCE-BASED FORMULA

     Establishment of the Formula. When we acquired Kahn Consulting, Inc. ("KCI") and its affiliate, KCI Management, Inc. ("KCIM"), in 1998, we entered into an employment agreement with Mr. Monheit, who was an executive of KCI and KCIM and is now President of our Financial Consulting division. This employment agreement contains the formula by which Mr. Monheit is entitled to performance-based bonuses. The formula is a percentage of the amount by which earnings before interest and taxes ("EBIT") of the Financial Consulting division exceeds an amount set annually by our Compensation Committee no later than 90 days after the commencement of each year.

     Payments under the Formula. For 1999, Mr. Monheit's bonus under the formula was about $315,000, and for 2000, his bonus was about $1.1 million. Mr. Monheit's 2000 bonus included the EBIT of Policano & Manzo which we acquired in February 2000. The Compensation Committee has approved the formula and this 2000 bonus. However, we may not deduct some of the 2000 bonus and possibly all or some of future bonuses for federal income tax purposes unless our stockholders approve the formula upon which the bonuses are calculated.

     We cannot now determine the amount of any future bonuses payable under the formula to Mr. Monheit because we do not now know how the Financial Consulting division will perform in 2001 or future years. The amounts of any bonuses to Mr. Monheit will depend upon the actual performance of the Financial Consulting division.

     Before we pay any bonus under the formula to Mr. Monheit for any year, our Compensation Committee will certify in writing (to the extent required by applicable IRS regulations) that the targets were satisfied, and our independent auditors will confirm the amount of EBIT of the Financial Consulting division. Approved minutes of our Compensation Committee will be treated as a written certification. Assuming we receive stockholder approval, Mr. Monheit's bonus for 2000 will be paid promptly after the Annual Meeting. All future bonuses payable to Mr. Monheit will be paid in cash within 75 days after the end of the year to which the bonus relates.

     Changes to the Formula. At the beginning of each year, our Compensation Committee will establish EBIT targets for the Financial Consulting division for that year. Other changes to the formula may be agreed upon by our Compensation Committee and Mr. Monheit. If we change the formula (other than the EBIT targets) in a way that could increase bonuses payable to Mr. Monheit, we intend to submit the change to our stockholders for their approval.

SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE THAT WE PERMIT OUR STOCKHOLDERS
    TO CONSIDER THE PLAN AND THE FORMULA SEPARATELY.  THE BOARD OF DIRECTORS
       UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR BOTH OF THESE PROPOSALS.

       PROPOSAL 7. - RATIFY ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS


     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve as FTI Consulting's independent accountants for its year ending December 31, 2001. The Board of Directors is seeking ratification of the appointment of Ernst & Young. A representative from Ernst & Young will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

AUDIT FEES

     Fees for professional services rendered in connection with the audit of our consolidated financial statements and the reviews of our consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission for the year 2000 were $158,602.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the year 2000, Ernst & Young did not provide us any professional services for financial information systems design and implementation.

ALL OTHER FEES

     For the year 2000, fees for all other professional services rendered to us were $246,042, of which $153,417 was for matters such as comfort letters and consents related to registration statements filed with the Securities and Exchange Commission and $92,625 was for tax and accounting research, tax planning and compliance matters.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                STOCK OWNERSHIP


     There were 10,649,794 shares of our Common Stock issued and outstanding on April 16, 2001. The following table shows the beneficial ownership of our Common Stock as of April 16, 2001 by: (1) each person or entity that we know beneficially owns more than 5% of our Common Stock; (2) each of our current executive officers and directors; and (3) all of our current directors and executive officers as a group.

                                                                           NUMBER OF SHARES                PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER(1)(2)                                            BENEFICIALLY OWNED                BENEFICIALLY OWNED
------------------------------                                            ------------------               --------------------
EXECUTIVE OFFICERS, DIRECTORS AND EMPLOYEES:
  Jack B. Dunn, IV (3)...............................................            461,022                           4.2%
  Stewart J. Kahn (4)................................................            500,194                           4.6
  Theodore I. Pincus (5).............................................             27,000                            *
  Patrick A. Brady (6)...............................................            195,433                           1.8
  Glenn R. Baker (7).................................................             28,533                            *
  Barry M. Monheit (8)...............................................            179,985                           1.7
  Denis J. Callaghan.................................................              5,700                            *
  James A. Flick, Jr. (9)............................................             89,331                            *
  Peter F. O'Malley (10).............................................             99,063                            *
  Dennis J. Shaughnessy (11).........................................            100,600                            *
  George P. Stamas (12)..............................................             81,438                            *
  Robert Manzo (13)..................................................            555,000                           5.1
  Michael Policano (14)..............................................            555,000                           5.1

  All directors and executive officers as a group (11 persons).......          1,768,299                          15.0

OTHER STOCKHOLDERS:
  Grotech Partners III, LP (15)(16)..................................            387,809                           3.6
  Grotech III Companion Fund, LP (15)(16)............................             46,209                            *
  Grotech Capital Group, Inc. (15)(16)(17)...........................             91,525                            *
  Grotech III Pennsylvania Fund, LP (15)(16).........................             27,704                            *
  SAFECO Asset Management Corporation (18)...........................          1,034,000                           9.7
  T. Rowe Price Associates, Inc. (19)................................          1,000,000                           9.4

------------------
*    Less than 1%.

(1) Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 2021 Research Drive, Annapolis, Maryland 21401.

(2) We use the SEC's definition of beneficial ownership. This means that the persons named in this table have sole or shared voting and/or investment power over the shares shown. Beneficial ownership also includes shares underlying options or warrants currently exercisable or exercisable within 60 days.

(3) Includes 84,730 shares of Common Stock and 368,092 shares of Common Stock issuable upon the exercise of options. Includes 8,000 shares of Common Stock over which Mr. Dunn and his wife share voting and investment power and includes 200 shares over which Mr. Dunn and his son share voting and investment power.

(4) Includes 348,528 shares of our Common Stock, 60,000 shares of our Common Stock issuable on exercise of a currently exercisable warrant and 91,666 shares of our Common Stock issuable upon exercise of stock options.

(5) Includes 2,000 shares of our Common Stock and 25,000 shares of our Common Stock issuable upon exercise of stock options.

(6) Includes 3,500 shares of our Common Stock and 191,933 shares of our Common Stock issuable upon exercise of stock options.

(7) Includes 10,200 shares of our Common Stock and 18,333 shares of our Common Stock issuable upon exercise of stock options.

(8) Includes 102,653 shares of our Common Stock, 59,999 shares of our Common Stock issuable upon exercise of stock options and a warrant for 17,333 shares of our Common Stock.

(9) Includes 13,731 shares of our Common Stock and 75,600 shares of our Common Stock issuable upon exercise of stock options.

(10) Includes 23,463 shares of our Common Stock and 75,600 shares of our Common Stock issuable upon exercise of stock options.

(11) Includes 25,000 shares of our Common Stock and 75,600 shares of our Common Stock issuable upon exercise of options granted to Mr. Shaughnessy as one of our non-employee directors. Under an arrangement between Mr. Shaughnessy and Grotech Capital Group, Grotech Capital Group has the sole right to exercise the options and exercise voting and investment power over the shares of our Common Stock issuable on exercise of the options. Mr. Shaughnessy disclaims beneficial ownership of all shares of our Common Stock and shares issuable upon exercise of warrants held by Grotech III Pennsylvania Fund, Grotech III Companion Fund and Grotech Partners III.

(12) Includes 5,838 shares of our Common Stock over which Mr. Stamas and his wife share voting and investment power and 75,600 shares of our Common Stock issuable upon exercise of options granted to Mr. Stamas as one of our non-employee directors.

(13) Includes 407,500 shares of our Common Stock and 147,500 shares of our Common Stock issuable upon exercise of stock options.

(14) Includes 407,500 shares of our Common Stock and 147,500 shares of our Common Stock issuable upon exercise of stock options.

(15) Grotech Capital Group is the general partner of Grotech III Pennsylvania Fund, Grotech III Companion Fund and Grotech Partners III. Dennis J. Shaughnessy, one of our directors, is a Managing Director of Grotech Capital Group. Grotech Capital Group maintains beneficial ownership over each Fund's shares. Mr. Shaughnessy disclaims beneficial ownership of all shares of our Common Stock and shares issuable upon exercise of warrants held by Grotech III Pennsylvania Fund, Grotech III Companion Fund and Grotech Partners III.

(16) Grotech entities' addresses are 9690 Deereco Road, Timonium, MD  21093.

(17) Includes 15,925 shares of our Common Stock and 75,600 shares of our Common Stock issuable upon exercise of stock options granted to Mr. Shaughnessy, one of our directors. Pursuant to an arrangement between Mr. Shaughnessy and Grotech Capital Group, Grotech Capital Group has the sole right to exercise the options and to vote or invest the Common Stock issuable thereunder.

(18) SAFECO Asset Management Company's address is 601 Union Street, Suite 2500, Seattle, WA 98101. Information is based on an amended Schedule 13G filed with the SEC on January 23, 2001.

(19) T. Rowe Price Associates, Inc.'s address is 100 East Pratt Street, Baltimore, MD 21202. Information is based on a Schedule 13G filed with the SEC on February 7, 2001.

                             THE BOARD OF DIRECTORS

  We have set forth below information about the members of our Board of Directors. We have nominated Denis J. Callaghan, Dennis J. Shaughnessy and George P. Stamas for re-election as the Class II directors.

CLASS II DIRECTOR NOMINEES

                                                     PRINCIPAL OCCUPATION AND
                                        DIRECTOR     -----------------------
         NAME               AGE          SINCE         BUSINESS EXPERIENCE          OTHER DIRECTORSHIPS
         ----               ---          -----         --------------------          -------------------
Denis J. Callaghan           59          2000    Mr. Callaghan retired from                   None
                                                 Deutsche Banc Alex. Brown on
                                                 February 29, 2000, where he was
                                                 the Director of North American
                                                 Equity Research.  Prior to
                                                 becoming Director of Equity
                                                 Research in 1992, Mr. Callaghan
                                                 was responsible for Alex. Brown's
                                                 Insurance and Financial Services
                                                 Research Groups.  Prior to joining
                                                 Alex. Brown in 1988, he was a
                                                 Senior Insurance Analyst and First
                                                 Vice President with PaineWebber.

Dennis J. Shaughnessy        53          1992    Mr. Shaughnessy is a General         Mr. Shaughnessy is
                                                 Partner of Grotech Capital Group,    a director of
                                                 Inc., a venture capital firm         TESSCO
                                                 headquartered in Timonium,           Technologies, Inc.
                                                 Maryland.  Prior to becoming a       and U.S. Vision,
                                                 General Partner of Grotech Capital   Inc.
                                                 Group in 1989, Mr. Shaughnessy was
                                                 the Chief Executive Officer of CRI
                                                 International, Inc.

George P. Stamas             50          1992    Since December 1999, Mr. Stamas              None
                                                 has been Vice Chairman of Deutsche
                                                 Banc Alex. Brown, a global
                                                 investment bank.  From 1996 to
                                                 1999, Mr. Stamas was a partner in
                                                 the law firm of Wilmer, Cutler &
                                                 Pickering LLP.  Before then, he
                                                 was a partner in the law firm of
                                                 Piper & Marbury L.LP.  Mr. Stamas
                                                 was counsel to, and is a limited
                                                 partner of the Baltimore Orioles.
                                                 Wilmer, Cutler & Pickering and
                                                 Piper Marbury Rudnick & Wolfe LLP
                                                 (the successor to Piper & Marbury
                                                 L.L.P.) are among several law
                                                 firms that provide services to us.

CLASS I DIRECTORS

                                                     PRINCIPAL OCCUPATION AND
                                        DIRECTOR     -----------------------
         NAME               AGE          SINCE         BUSINESS EXPERIENCE          OTHER DIRECTORSHIPS
         ----               ---          -----         --------------------          -------------------

James A. Flick, Jr.          66          1992    Mr. Flick is President and Chief     Mr. Flick is a
                                                 Executive Officer of Winnow, Inc.,   director of Capital
                                                 a management consulting firm.        One Financial
                                                 From 1991 through 1994, Mr. Flick    Corporation and
                                                 was an Executive Vice President of   Bethlehem Steel
                                                 Legg Mason Wood Walker,              Credit Affiliates.
                                                 Incorporated.  Mr. Flick is a
                                                 certified public accountant.

Peter F. O'Malley            62          1992    Mr. O'Malley is President of         Mr. O'Malley is a
                                                 Aberdeen Creek Corporation, a        director of Potomac
                                                 privately-held company engaged in    Electric Power
                                                 investment, business consulting      Company and Legg
                                                 and development activities.  He is   Mason, Inc.
                                                 a founder of, and since 1989 has
                                                 been Of Counsel to, the law firm
                                                 of O'Malley, Miles, Nylen &
                                                 Gilmore.

CLASS III DIRECTORS

                                                     PRINCIPAL OCCUPATION AND
                                        DIRECTOR     -----------------------
         NAME               AGE          SINCE         BUSINESS EXPERIENCE          OTHER DIRECTORSHIPS
         ----               ---          -----         --------------------          -------------------

Jack B. Dunn, IV             50          1992    Mr. Dunn became Chairman of our              None
                                                 Board of Directors in December
                                                 1998.  Since October 1995, he has
                                                 served as our Chief Executive
                                                 Officer.  From October 1995 to
                                                 December 1998, he also served as
                                                 our President.  From May 1994 to
                                                 October 1995, he served as our
                                                 Chief Operating Officer.  From
                                                 October 1992 through September
                                                 1995, he served as our Chief
                                                 Financial Officer.  Mr. Dunn is a
                                                 limited partner of the Baltimore
                                                 Orioles.  Prior to joining us, he
                                                 was a Managing Director of Legg
                                                 Mason Wood Walker, Incorporated
                                                 and directed its Baltimore
                                                 corporate finance and investment
                                                 banking activities.

Stewart J. Kahn              57          1999    Mr. Kahn has served as our                   None
                                                 President since December 29, 1998
                                                 and as our Chief Operating Officer
                                                 since September 14, 1999.  Mr.
                                                 Kahn is also a director of Kahn
                                                 Consulting, Inc. and KCI
                                                 Management, Inc., which became our
                                                 subsidiaries in September 1998.
                                                 Mr. Kahn has been a director of
                                                 Kahn Consulting and KCI Management
                                                 since 1989.


BOARD ORGANIZATION AND MEETINGS

  During 2000, our Board of Directors met nine times. Except as noted, each of the nominees and our other directors attended at least 75% of the total Board meetings and meetings of committees of the Board of Directors on which he served. Mr. Stamas attended six of the nine meetings and consulted with our Chairman and other members of the Board on numerous other occasions.

  The Board of Directors has the following committees:

  Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent accountants; reviews with our independent accountants the plans and results of the annual audit engagement; approves other professional services provided to us by our independent accountants; reviews the independence of our accountants; considers the range of audit and non-audit fees; and reviews the adequacy of internal accounting controls. In 2000, the Audit Committee met five times. The current members of the Audit Committee are: Messrs. Flick, O'Malley and Shaughnessy.

  Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of our executive officers and administers our stock option, incentive and employee benefit plans. The Compensation Committee met three times in 2000. The current members of the Compensation Committee are: Messrs. Flick, O'Malley and Shaughnessy.

COMPENSATION OF DIRECTORS

  We reimburse our directors for their out-of-pocket expenses incurred in the performance of their duties as our directors. We do not pay fees to our directors for attendance at meetings. Non-employee directors are eligible to receive options to acquire shares of our Common Stock under our 1997 Stock

Option Plan. Under this plan, each non-employee director receives an option for 60,000 shares of Common Stock, exercisable at the fair market value of our Common Stock on the date of grant. These options become exercisable one-third per year for three years and have a term of ten years. As of April 16, 2001, there are currently outstanding 442,400 non-qualified stock options that have been granted to non-employee directors, 302,400 of which are currently exercisable and none of which will become exercisable within 60 days.

                      EXECUTIVE OFFICERS AND COMPENSATION

  We have set forth below information about each of our executive officers who is not also a director.

                                          OFFICER           PRINCIPAL BUSINESS
        NAME                  AGE          SINCE        EXPERIENCE FOR PAST FIVE YEARS
        ----                  ---          -----        ------------------------------
Glenn R. Baker                 59          1998  Mr. Baker has been the President of our
                                                 Applied Sciences division since September
                                                 1998.  Prior to joining us, he was Chief
                                                 Executive Officer and President of S.E.A.,
                                                 Inc., which we acquired in September 1998.
                                                 Mr. Baker co-founded SEA in 1970.  He is a
                                                 certified fire investigator and obtained his
                                                 MBA in 1966.

Patrick A. Brady               47          1994  Mr. Brady has been President of our
                                                 Litigation Consulting division since May
                                                 1999.  From 1994 to May 1999, he was our
                                                 Executive Vice President and was also our
                                                 Chief Operating Officer from 1996 to May
                                                 1999.  From 1994 to 1996, Mr. Brady was
                                                 Executive Vice President and General Manager
                                                 of our Visual Communications and Trial
                                                 Consulting Services.  Mr. Brady joined us in
                                                 1986 and specialized in project management
                                                 methodologies for dealing with major failure
                                                 investigations and complex litigation
                                                 matters.


Barry M. Monheit               54          1998  Mr. Monheit has been the President of our
                                                 Financial Consulting division since May
                                                 1999.  Since 1992, Mr. Monheit has been a
                                                 Managing Director of KCI, which we acquired
                                                 in September 1998.  Prior to joining KCI,
                                                 Mr. Monheit was the Partner-In-Charge of
                                                 Arthur Andersen & Co.'s New York Financial
                                                 Consulting Division and its U.S. bankruptcy
                                                 and reorganization practice.  Before joining
                                                 Arthur Andersen in 1988, he served as
                                                 Partner-In-Charge of Spicer and Oppenheim's
                                                 bankruptcy and reorganization practice and
                                                 as managing director of its Houston Office.

Theodore I. Pincus             58          1999  Mr. Pincus has been our Executive Vice
                                                 President and Chief Financial Officer since
                                                 April 1999.  Prior to joining us, Mr. Pincus
                                                 was Executive Vice President and Chief
                                                 Financial Officer of Nitinol Medical
                                                 Technologies from May 1995 to March 1999.
                                                 Before then, he was President of the Pincus
                                                 Group, a financial consulting firm, from
                                                 December 1989 to May 1995.  Earlier in his
                                                 career, he rose to Partner at Ernst & Young
                                                 and was Partner-in-Charge of Management
                                                 Consulting in the New York Region of KMG
                                                 Main Hurdman, both public accounting firms.
                                                 He is a certified public accountant.




  Our executive officers are elected by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of the employment agreements that we have with some of them.

                           SUMMARY COMPENSATION TABLE

  We have set forth below information concerning the cash and non-cash compensation earned by our Chief Executive Officer and our four most highly compensated persons who were serving as our executive officers on December 31, 2000.

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                        ANNUAL COMPENSATION                         AWARDS
                                               ------------------------------------------       --------------
                                                                                                   SECURITIES
                                                                                                   UNDERLYING
                                                                      OTHER ANNUAL                  OPTIONS/        ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR  SALARY (1)    BONUS        COMPENSATION (2)               SARs(#)      COMPENSATION (3)
   ---------------------------      ----  ----------  ----------     ----------------            -------------   ----------------

Jack B. Dunn, IV (4)                2000   $600,000   $  400,000                $ 5,628              140,000            $2,837
 Chairman and Chief                 1999    330,012      200,000                 12,300               40,000             2,900
 Executive Officer                  1998    312,000       60,000                  7,300               40,000             3,800

Stewart J. Kahn (5)                 2000    600,000      400,000                  4,841               75,000             4,856
 President and Chief                1999    506,694      115,000                  2,100                   --             2,300
 Operating Officer                  1998    142,900           --                    850              100,000                --

Patrick A. Brady (6)                2000    375,000       75,000                  5,701               40,000             3,478
 President, Litigation Consulting   1999    250,016      283,815                  5,400                   --             3,300
  Division                          1998    241,500       10,000                  1,100                   --             3,500

Glenn R. Baker (7)                  2000    409,000       50,000                  4,841               15,000               665
 President, Applied                 1999    321,419       50,000                  5,300                   --               700
 Sciences Division

Barry M. Monheit (8)                2000    504,799    1,055,750                  4,241               40,000                --
 President, Financial               1999    504,798      315,000                  1,400                   --                --
 Consulting Division
----------------------------------

(1) Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under our 401(k) Plan.

(2) These amounts represent our payment of matching and discretionary contributions to our 401(k) Plan and payments of premiums on life insurance and long-term disability coverage. Our 401(k) contributions for 2000 for Messrs. Dunn, Kahn, Brady, Baker and Monheit were $4,127, $3,400, $5,100, $3,400, and $3,400, respectively. The life insurance premiums paid by us for 2000 for Messrs. Dunn, Kahn, Brady, Baker and Monheit were $1,350, $1,290, $450, $1,290 and $690, respectively.

(3) These amounts represent our payments of automobile expenses on behalf of the named officers.

(4) Mr. Dunn was also our President until December 1998.

(5) Mr. Kahn joined us in September 1998 upon our acquisition of KCI and became our President on December 29, 1998. Mr. Kahn did not earn any compensation in that position during 1998 and 1999. Mr. Kahn is also employed under a written employment agreement as Managing Director of Kahn Consulting, Inc. and KCI Management, Inc., our subsidiaries. The amounts reported were earned by Mr. Kahn for serving in those positions from the date of our acquisition of KCI.

(6) Mr. Brady became President of our Litigation Consulting division in May 1999. Prior to then, he was our Executive Vice President and Chief Operating Officer.

(7) Mr. Baker joined us in September 1998 upon our acquisition of SEA and became President of our Applied Sciences division at that time. He became an executive officer of FTI Consulting in May 1999.

(8) Mr. Monheit joined us in September 1998 upon our acquisition of KCI and became President of our Financial Consulting division and one of our executive officers in May 1999. He is also employed under a written employment agreement as a Managing Director of Kahn Consulting, Inc., our subsidiary. Regarding Mr. Monheit's bonus for 2000, we have paid him $490,000 and will pay him the remainder after stockholder consideration of our performance-based compensation plans at this year's Annual Meeting.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the options granted to our named officers during 2000:

                                                        INDIVIDUAL GRANTS
                                   --------------------------------------------------------
                                   NUMBER OF          PERCENT OF
                                   SECURITIES       TOTAL OPTIONS                                 POTENTIAL REALIZABLE VALUE
                                   UNDERLYING         GRANTED TO                                   AT ASSUMED ANNUAL RATES OF
                                    OPTIONS          EMPLOYEES IN    EXERCISE    EXPIRATION                STOCK PRICE
NAME                               GRANTED(1)        FISCAL YEAR     PRICE(2)       DATE            APPRECIATION FOR OPTION TERM
----                               ---------         -----------     --------       ----       ------------------------------------
                                                                                                      5%(3)            10% (3)
                                                                                               -----------------    ----------------
Jack B. Dunn, IV (4)........        100,000             7.5%          $ 6.13           1-10         $398,125              $1,047,375
                                     10,000             0.7             7.98           2-10           51,838                 136,373
                                     10,000             0.7             8.39           4-10           54,519                 143,426
                                     10,000             0.7            11.48           7-10           74,628                 196,329
                                     10,000             0.7             6.50          10-10           42,250                 111,150

Stewart J. Kahn.............         75,000             5.6             6.13           1-10          298,594                 785,531

Patrick A. Brady............         40,000             3.0             6.13           1-10          159,250                 418,950

Glenn R. Baker..............         15,000             1.1             6.13           1-10           59,719                 157,106

Barry M. Monheit............         40,000             3.0             6.13           1-10          159,250                 418,950
_____________________

(1) All options become exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(2) All options were granted at or above the fair market value of our Common Stock on the date of grant.

(3) The dollar amounts are the result of calculations at assumed 5% and 10% compounded rates of stock appreciation from the date of grant to the expiration date of the options. The potential realizable value is reported net of the option price but before income taxes associated with exercise. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price.

(4) Mr. Dunn receives an option grant for 10,000 shares of our Common Stock on the day following each quarterly earnings release. These options are granted with an exercise price 10% higher than the fair market value of our Common Stock on the date of grant and become fully exercisable upon an increase of 25% in the market value of the Common Stock but not earlier than one year after the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END VALUE OF OPTIONS

  The following table sets forth information about outstanding options held by the named officers as of December 31, 2000:

                                                      NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
               SHARES ACQUIRED                           OPTIONS HELD             IN-THE-MONEY OPTIONS
NAME            ON EXERCISE(#) VALUE REALIZED ($)     AT FISCAL YEAR-END(1)      AT FISCAL YEAR-END($)(2)
----            ------------   -----------------      --------------------     --------------------------
                                                  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                                                  -----------  --------------  -----------  -------------
Jack B. Dunn, IV       --               --            304,759         170,000   $1,302,541       $491,375

Stewart J. Kahn        --               --             66,666         108,334      316,664        467,712

Patrick A. Brady    3,000           $3,735            178,600          40,000      447,422        165,000

Glenn R. Baker         --               --             13,333          21,667       69,198         96,477

Barry M. Monheit       --               --             46,666          63,334      221,664        275,837

__________

(1) Includes both "in-the-money" and "out-of-the-money" options.

(2) Based on the market price of our Common Stock on December 31, 2000 ($10.25).


EMPLOYMENT ARRANGEMENTS

  Mr. Dunn. We entered into an employment agreement with Mr. Dunn as of January 1, 1996. This agreement had an initial rolling three-year term that is automatically extended by one year on each December 31 unless by that date either we or Mr. Dunn give the other notice of an intention not to further extend the term. The agreement expires at the end of 2005 but would automatically terminate earlier if Mr. Dunn dies or becomes disabled. If we terminate Mr. Dunn's employment without cause or Mr. Dunn resigns for a specified good reason, he remains entitled to his salary and benefits through the end of the then current term of the agreement and a bonus equal to the average annual bonus he received for the prior three years through the end of the then current term. Under the agreement, Mr. Dunn receives an annual base salary, set at $600,000 for 2000. His annual salary is subject to annual increases at our discretion. Effective January 1, 2001, Mr. Dunn received an increase in his annual base salary to $750,000. If Mr. Dunn dies or becomes totally disabled, he is entitled to continue his salary for three years as in effect when he dies or becomes totally disabled. Our obligation to continue his salary, however, is reduced by any life insurance proceeds we pay to his estate as a result of insurance policies we owned or any disability insurance proceeds paid directly to him. Mr. Dunn's agreement contains a non-competition clause that lasts for one year from the end of his employment. The clause prohibits Mr. Dunn from soliciting any entity or person that was our client, customer, employee or consultant at any time from January 1, 1996 to the date Mr. Dunn leaves us.

  Messrs. Kahn and Monheit. Messrs. Kahn and Monheit entered into employment agreements with KCI when we acquired it in September 1998. These agreements have four-year terms and expire on September 16, 2002. However, either Mr. Kahn or Mr. Monheit may resign upon 60 days' notice. Messrs. Kahn and Monheit each are entitled to annual salaries, subject to increases at our discretion. Mr. Kahn is entitled to a bonus based on our Incentive Compensation Plan. Mr. Monheit's employment agreement provides for annual bonuses based upon a formula equal to a percentage of the excess of earnings before interest and taxes of the Financial Consulting division over an amount set annually by our Compensation Committee. If we terminate either agreement without cause or Mr. Kahn or Mr. Monheit resigns for a specified good reason, the employee remains entitled to his salary through the end of the agreement's term and one-half of the bonus he received in the prior year. Each of these agreements contains a non-competition clause that lasts until the later of September 17, 2003 or one year from the end of employment. Each non-competition clause prohibits the employee from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 17, 1998 to the date Mr. Kahn or Mr. Monheit leaves KCI.

  Mr. Brady. Mr. Brady entered into an employment agreement with us in November 1999, effective as of January 1999. This agreement expires on January 1, 2003. However, Mr. Brady may resign upon 60 days' notice. Mr. Brady is entitled to an annual salary, subject to annual increases. He is also entitled to an annual bonus based on our Incentive Compensation Plan. If we terminate Mr. Brady's employment without cause, he remains entitled to his salary through the end of the agreement's term. Mr. Brady's agreement contains a non-competition clause that lasts until the later of January 1, 2004 or one year from the end of his employment. This non-competition clause prohibits Mr. Brady from competing with us in any standard metropolitan statistical area or county where we have an office or provide services. The clause also prohibits Mr. Brady from soliciting any entity or person that was our client, customer, employee or consultant at any time from January 1999 to the later of January 1, 2004 or one year from the end of his employment.

  Mr. Baker. Mr. Baker entered into an employment agreement with SEA when we acquired it in September 1998. This agreement has a five year term and expires on September 25, 2003. However, Mr. Baker may resign upon 60 days notice. Mr. Baker is entitled to an annual salary, subject to annual increases. He is also entitled to an annual bonus based on our Incentive Compensation Plan. If we terminate Mr. Baker's employment without cause, he remains entitled to his salary through the end of the agreement's term. Mr. Baker's agreement contains a non-competition clause that lasts until the later of September 25, 2002 or one year from the end of his employment. This non-competition clause prohibits Mr. Baker from competing with SEA or us in any standard metropolitan statistical area or county where we or SEA have an office or provide services. The clause also prohibits Mr. Baker from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 25, 1998 to the date Mr. Baker leaves SEA.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for performance in achieving FTI Consulting's business objectives and enhancing stockholder value, (iii) align the executive officers' interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and equity options. We review and approve FTI Consulting's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, principally equity option awards.

  We believe that compensation must be competitive, as well as directly and materially linked to FTI Consulting's performance. In administering the compensation program, our objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI Consulting's progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

  The key components of FTI Consulting's executive compensation program have historically consisted of salary, annual incentive bonuses and stock options. The long-term compensation of FTI Consulting's executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. Our policy with respect to each of these elements is discussed below.

  Base Salary Levels. We believe that base salary levels at FTI Consulting are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board and we set base salaries and determined other compensation for 2000 based on those factors. Some of the senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but we can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies we consider comparable, and inflation.

  Bonus Awards. FTI Consulting uses performance bonuses to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which FTI Consulting and individual performance objectives are achieved. FTI Consulting's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building stockholder value. For fiscal year 2000, these objectives were: (i) evaluating, negotiating, and reaching agreement as to expansion of the business and its prospects, (ii) implementation of the planned growth of FTI Consulting, (iii) continued advances toward project goals in consolidation and management, and (iv) progress in certain financial and administrative activities. In 2001, the Committee awarded approximately $2.0 million in bonuses to named officers for 2000.

 Long-Term Incentive Compensation. The Board and stockholders approved the 1997 Plan as the principal means of providing long-term incentives. We believe that the use of equity incentives better aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value than does cash alone. We administer the 1997 Plan, determine the terms of the options and the number of shares of Common Stock subject to option grants, and set significant terms. In setting the grants, we relied on our own experience and that of our financial and other advisers.

  Compensation of the Chief Executive Officer. We use the same procedures described above in setting the annual salary, bonus, and long-term incentive compensation of the chief executive officer (the "CEO"). The Board had established the CEO's salary for this report's period by contract, and we had granted him incentive stock options and nonqualified stock options. He continued to receive formula grants of options under a program we had previously established. In considering the CEO's compensation, we considered FTI Consulting's achievements of some of its performance goals and further considered key subjective factors such as the CEO's work in negotiating and supervising acquisitions, rebuilding a management team, recruiting and retaining highly qualified individuals. In awarding any future long-term incentive compensation, we will consider the CEO's performance, overall contribution to the Company, retention of employees, the number of options not yet exercisable and the total number of options to be granted.

  Compensation Deduction Limit. The Securities and Exchange Commission (the "SEC") requires that this report comment on our policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the named officers.

  A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. Our policy with respect to this section is to make every reasonable effort to ensure that compensation complies with
Section 162(m), while simultaneously providing our executives with the proper incentives to remain with and increase the prospects of FTI Consulting. We did not pay any compensation with respect to 2000 that would be outside the limits of Section 162(m), but we are seeking stockholder approval to pay one of our executive officers a bonus of about $1.1 million. Further, we are seeking stockholder approval for a performance-based compensation plan that would permit us to utilize fully the deductibility of compensation paid to our executive officers under the plan.

                                Compensation Committee

                                James A. Flick, Jr.
                                Peter F. O'Malley
                                Dennis J. Shaughnessy


AUDIT COMMITTEE REPORT

   Our Audit Committee is composed of three independent directors, consistent with the American Stock Exchange listing standards. Our Audit Committee operates under a written charter adopted by the Board of Directors, which we attached to last year's Proxy Statement, and is responsible for overseeing our financial reporting process on behalf of the Board of Directors.

   Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, our Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent accountants. Management represented to the Committee that FTI Consulting's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

   Ernst & Young also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young that firm's independence. The Audit Committee further considered whether the provision by Ernst & Young of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the disclosures by the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that FTI Consulting's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young as our independent accountants for 2001, subject to stockholder ratification.


                                Audit Committee


                                James A. Flick, Jr., Chair
                                Peter F. O'Malley
                                Dennis J. Shaughnessy

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


MESSRS. KAHN AND MONHEIT

  Stewart J. Kahn is our President and Chief Operating Officer and serves as a director on our Board of Directors and on the Boards of Directors of Kahn Consulting, Inc. ("KCI") and KCI Management, Inc. ("KCIM"), our subsidiaries. Barry M. Monheit is President of our Financial Consulting division and President of KCI and KCIM. We acquired KCI and KCIM on September 17, 1998. Messrs. Kahn and Monheit were stockholders of KCI and KCIM. We acquired KCI and KCIM pursuant to a stock purchase agreement for an aggregate consideration of $20,000,000, of which $10,000,000 was paid in cash and $10,000,000 was in the form of promissory notes.

  As of March 31, 1999, we and Messrs. Kahn and Monheit and some other holders of these promissory notes agreed to restructure the notes. With regard to Mr. Kahn, $500,000 of his notes were paid as of March 31, 1999; $4.5 million would be due to him on June 30, 2002; $1.5 million of the notes would accrue interest at 6% per year and would be convertible at his option into 300,000 shares of our Common Stock (a conversion rate of $5.00 per share); and $3 million of the notes would accrue interest at 9.25% per year. With regard to Mr. Monheit, $2.3 million of his notes were paid as of March 31, 1999; $1.3 million would be due to him on June 30, 2002; $433,300 of the notes would accrue interest at 6% per year and would be convertible at his option into 86,660 shares of our Common Stock (a conversion rate of $5.00 per share); and $866,700 of the notes would accrue interest at 9.25% per year.

  When we restructured Mr. Kahn's and Mr. Monheit's notes, we issued Mr. Kahn a warrant for 60,000 shares of our Common Stock and Mr. Monheit a warrant for 17,333 shares of our Common Stock. These warrants have an exercise price of $3.21 per share and expire on March 31, 2004.

  On February 4, 2000, we repaid a portion of the outstanding principal under the promissory notes in cash and the remaining portion was exchanged for shares of our Common Stock. Mr. Kahn received $3,000,000 in cash and 338,028 shares of Common Stock in exchange for the remaining unpaid principal balance of $4,500,000 under the promissory note. Mr. Monheit received $866,667 in cash and 97,652 shares of Common Stock in exchange for the remaining unpaid principal balance of $1,300,000 under the promissory note.

MR. BAKER

  Glenn R. Baker became President of our Applied Sciences division in 1998. Mr. Baker was Chief Executive Officer and President of SEA and owned 50% of SEA's Common Stock. We acquired SEA for $15.6 million in September 1998. We paid $10 million of the purchase price in cash and the balance in our 7.5% promissory notes. We paid Mr. Baker $5 million in cash and issued him $2.8 million of notes. Mr. Baker's notes were originally due in two principal installments, one of $1.5 million on September 30, 1999, and the other of $1.3 million on September 30, 2000. In June 1999, we and Mr. Baker agreed to reduce Mr. Baker's September 2000 note by $175,000 to $1.14 million as a result of our requiring him to indemnify us from a payment we made on his behalf in settlement of litigation. On February 4, 2000, we repaid the outstanding principal under the promissory notes in cash.

                               OTHER INFORMATION


COMPANY PERFORMANCE

  The following graph compares the cumulative total stockholder return on our Common Stock from May 8, 1996 (the date the shares of Common Stock were first offered and sold to the public at the initial public offering price of $8.50 per share) through December 31, 2000 with the cumulative total return of The Nasdaq Stock Market ("Nasdaq") Index and a peer group index comprised of Charles River Associates, Inc., Esquire Communications Ltd., Exponent Inc., FYI Inc., The Kroll-O'Gara Company, Navigant, Inc. and Profit Recovery Group International Inc. (collectively, the "Peer Group") Index. FTI Consulting's Common Stock price and the price of the Nasdaq Index are published daily. The Peer Group Index was compiled by FTI Consulting as of December 31, 2000. The Peer Group Index in this Proxy Statement contains two changes from the Peer Group Index in last year's Proxy Statement. FTI Consulting removed Engineering Animation Inc. and Hagler Bailly Inc. from the Peer Group Index because these companies have been acquired by other companies.

  The graph assumes an investment of $100 in each of FTI Consulting, the Nasdaq Index and the Peer Group on May 8, 1996. The comparison assumes that all dividends, if any, are reinvested into additional shares of Common Stock during the holding period.

                              [COMPARISON GRAPH]


                                           Cumulative Total Return
                            ----------------------------------------------------
                            5/8/96    12/96     12/97    12/98    12/99    12/00

FTI CONSULTING, INC.        100.00   114.71    147.06    39.71    58.82   120.59

NASDAQ STOCK MARKET (U.S.)  100.00   109.16    133.70   188.55   350.42   210.88

PEER GROUP                  100.00    90.49    113.44   199.42   119.35    52.38


Cumulative Total Return is the x axis.
Dollars is the y axis.


* $100 INVESTED ON 5/8/96 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL
  YEAR ENDED DECEMBER 31.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Except as follows, based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 reported all transactions in FTI Consulting's shares of Common Stock and derivative securities, including options for shares and warrants for shares, on a timely basis during the fiscal year ended December 31, 2000. Denis J. Callaghan, one of our directors, failed to file timely a Form 4 for a November 2000 transaction but reported the transaction in a Form 5 filed in February 2001.

PROPOSALS FOR THE 2002 ANNUAL MEETING

   If you want to include a proposal in the proxy statement for FTI Consulting's 2002 Annual Meeting, send the proposal to FTI Consulting, Inc., Attn: Theodore
I. Pincus, Executive Vice President and Chief Financial Officer, at 2021 Research Drive, Annapolis, Maryland 21401. Proposals must be received on or before December 28, 2001 to be included in next year's proxy statement.

   Stockholders intending to present a proposal at our 2002 Annual Meeting but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal for the 2002 Annual Meeting no earlier than December 31, 2001 and no later than January 28, 2002. If the notice is received before December 31, 2001 or after January 28, 2002, it will be considered untimely and we will not be required to present it at the 2002 Annual Meeting.

                                                                       EXHIBIT A
                              FTI CONSULTING, INC.

                             ARTICLES OF AMENDMENT

     FTI Consulting, Inc., a Maryland corporation, having its registered and principal office in Anne Arundel County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by deleting ARTICLE THIRD in its entirety and replacing it with the following:

          THIRD: The total number of shares of all classes of stock that the Corporation has authority to issue is 50,000,000 shares, having an aggregate par value of $500,000, consisting of 45,000,000 shares of Common Stock (the "Common Stock"), with a par value of $.01 per share, and 5,000,000 shares of Preferred Stock (the "Preferred Stock"), with a par value of $.01 per share.

     SECOND: (a) Immediately prior to the amendment, the Corporation had authority to issue 20,000,000 shares of stock of all classes, consisting of 16,000,000 shares of Common Stock, with a par value of $.01 per share, and 4,000,000 shares of Preferred Stock, with a par value of $.01 per share. The aggregate par value of all shares of stock of all classes was $200,000.

     (b) Immediately following the amendment, the Corporation has authority to issue 50,000,000 shares of stock of all classes, consisting of 45,000,000 shares of Common Stock, with a par value of $.01 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share. The aggregate par value of all shares of stock of all classes is $500,000.

     THIRD: The information provided in the charter of the Corporation regarding the classes of stock required by Subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by this amendment.

     FOURTH: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and witnessed by its Secretary on May ______, 2001.

WITNESS:                               FTI CONSULTING, INC.

                                       By
-----------------------------------       ------------------------------------
Theodore I. Pincus, Secretary             Jack B. Dunn, IV, Chairman of the
                                          Board and Chief Executive Officer

     THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of FTI Consulting, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                    ---------------------------------------
                                    Jack B. Dunn, IV, Chairman of the Board
                                    and Chief Executive Officer

                                                                       EXHIBIT B

                             FTI CONSULTING, INC.
                      1997 STOCK OPTION PLAN, AS AMENDED


PURPOSE FTI Consulting, Inc., a Maryland corporation ("FTI" or the "COMPANY"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the FTI Consulting, Inc. 1997 Stock Option Plan (the "PLAN"), effective, as of March 25, 1997 (the "EFFECTIVE DATE"), and amended as of May 20, 1998, May 19, 1999, February 15, 2000, and May 23, 2001, to provide options ("OPTIONS") to purchase shares of the Company's common stock (the "COMMON STOCK") to employees and outside directors and direct grants of shares of Common Stock to employees.

OPTIONEES      All Employees of FTI and the Eligible Subsidiaries are eligible for option grants under this Plan, as are the directors of FTI and the Eligible Subsidiaries who are not employees ("ELIGIBLE
               DIRECTORS"). Eligible employees and directors become optionees when the Administrator grants them an option under this Plan. The
               Administrator may also grant options to certain other service providers. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

               Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR  The Administrator will be the Compensation Committee of the Board of Directors of FTI (the "COMPENSATION COMMITTEE"). The Board may also act under the Plan as though it were the Compensation Committee.

               The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the FTI Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF OPTIONS section) to officers or employees of FTI.
               The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF    Subject to the terms of the Plan, the Administrator will, in its
OPTIONS        sole discretion, determine the recipients of option grants, the terms of such grants, the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria), the time and conditions for expiration of the Option, and the form of payment due upon exercise.

               The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

               Options granted to employees may be nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE"), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

               The Administrator may also grant Options in substitution for options held by individuals who become employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT  The DATE OF GRANT will be the date as of which the Administrator awards an Option to an optionee, as specified in the Administrator's minutes, or as specified in this Plan.

EXERCISE PRICE The EXERCISE PRICE is the value of the consideration that an optionee must provide under an Option Agreement in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Option. The Administrator may set the Exercise Price of an Option without regard to the Exercise Price of any other Options granted at the same or any other time.

               The Exercise Price per share for NQSOs may not be less than 50% of the Fair Market Value of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than 100% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option; provided, however, that if the employee would otherwise be barred from receiving an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more than 10% stockholders), the Exercise Price of an Option that is intended to be an ISO may not be less than 110% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option.

FAIR MARKET    FAIR MARKET VALUE of a share of Common Stock for purposes of the
VALUE          Plan will be determined as follows:

                  if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                  if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date;

                  if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                  if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                  For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                  The Company may use the consideration it receives from the optionee for general corporate purposes.

EXERCISABILITY    The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant.

                  Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                  No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

LIMITATION ON     An Option granted to an employee will be an ISO only to the
ISOS              extent that the aggregate Fair Market Value (determined at the
                  Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation will be applied by taking Options into account in the order in which such Options were granted.

DIRECTOR GRANTS   Each Eligible Director, when first elected or appointed to the
                  Board after the 2001 Meeting, will receive an option to purchase 60,000 shares of Common Stock. One-third of the option will vest on each anniversary of the date of the Eligible Director's election or appointment to the Board. The option will become exercisable in its entirety upon the Eligible Director's death, disability or attainment of age 70.
                  Options will be forfeited to the extent they are not then exercisable if a director resigns or fails to be reelected as a director.

EXERCISE PRICE    The Exercise Price of each Option granted to an Eligible
                  Director will be the Fair Market Value on the Date of Grant.

METHOD OF         To exercise any exercisable portion of an Option, the optionee
EXERCISE          must:

                      Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates) in a form complying with any rules the Administrator may issue, signed by the optionee and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                  Pay the full Exercise Price by cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

                  Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

               Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

               If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

OPTION         No one may exercise an Option more than ten years after its Date
EXPIRATION     of Grant (or five years, for an ISO granted to a more-than-10%
               stockholder). Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

     EMPLOYMENT The date of termination of employment (other than for death or TERMINATION disability), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Option Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

     DISABILITY  For disability, the earlier of (i) the first anniversary of the optionee's termination of employment for disability and (ii) thirty (30) days after the optionee no longer has a disability, where disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

DEATH            The date twelve months after the optionee's death.

                 If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee.

                 Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this OPTION EXPIRATION section make an Option exercisable that has not otherwise become exercisable.

OPTION         Option Agreements will set forth the terms of each Option and
AGREEMENT      will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

STOCK SUBJECT  Except as adjusted below under SUBSTANTIAL CORPORATE
TO PLAN CHANGES, the aggregate number of shares of Common Stock that may be issued under the Options may not exceed 4,150,000 shares, of which the aggregate number of shares of Common Stock that may be issued pursuant to direct grants of Common Stock may not exceed 150,000 shares, and the aggregate number of shares of Common Stock that may be issued under the Options that qualify as ISOs may not exceed 4,000,000 shares. No individual may receive Options or direct grants under the Plan for more than 500,000 shares in a calendar year. The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).

               No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

               The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for such shares upon the exercise of the Option.

               The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO     During the optionee's lifetime, only the optionee or his duly
MAY EXERCISE   appointed guardian or personal representative may exercise the
               Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

ADJUSTMENTS    Subject to any required action by the Company (which it shall
UPON CHANGES   promptly take) or its stockholders, and subject to the provisions
IN CAPITAL     of applicable corporate law, if, after the Date of Grant of an
STOCK          Option, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration, the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise
               Price.

               The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

               Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an Option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL    Upon a SUBSTANTIAL CORPORATE CHANGE, the Plan and the Options
CORPORATE      will terminate unless provision is made in writing in connection
CHANGE         with such transaction for the assumption or continuation of outstanding Options, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

               Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

               A SUBSTANTIAL CORPORATE CHANGE means the

                    dissolution or liquidation of the Company,

                    merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                    the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DIRECT GRANTS  The Company may grant shares of Common Stock to its employees and to the employees of its Subsidiaries. Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the recipients of such grants, the terms of such grants, and the form of payment for such grants, including no consideration or such minimum consideration as may be required by law, as it shall determine. The Administrator's determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

SUBSIDIARY     Employees of Company Subsidiaries will be entitled to participate
EMPLOYEES      in the Plan, except as otherwise designated by the Board of
               Directors or the Committee.

               Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For NQSOs, the Board or the Committee can use a different definition of Subsidiary in its discretion.

LEGAL          The Company will not issue any shares of Common Stock under an
COMPLIANCE     Option until all applicable requirements imposed by Federal and state securities and other laws, rules and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

               The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("SECURITIES ACT") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan and Options may be granted and exercised only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PURCHASE FOR   Unless a registration statement under the Securities Act covers
INVESTMENT     the shares of Common Stock an optionee receives upon exercise of
AND OTHER      his Option, the Administrator may require, at the time of such
RESTRICTIONS   exercise, that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:

                    that the shares purchased on exercise of the Option are not so registered,

                    that the optionee may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules and regulations, including all applicable Federal and state securities laws, rules and regulations.

               Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws or generally applicable stockholders' agreements.

               The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX            The optionee must satisfy all applicable Federal, state and
WITHHOLDING    local income and employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required by withholding.
               Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares).

TRANSFERS,      Unless the Administrator otherwise approves in advance in
ASSIGNMENTS,    writing, an Option may not be assigned, pledged or otherwise
AND PLEDGES     transferred in any way, whether by operation of law or
                otherwise, or through any legal or equitable proceedings
                (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If Rule 16b-3 then applies to an Option, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.

AMENDMENT OR    The Board may amend, suspend or terminate the Plan at any time,
TERMINATION     without the consent of the optionees or their beneficiaries;
OF PLAN AND     provided, however, that no amendment will deprive any optionee
OPTIONS         or beneficiary of any previously declared Option. Except as required by law or by the CORPORATE CHANGES section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

PRIVILEGES OF No optionee and no beneficiary or other person claiming under or STOCK OWNERSHIP through such optionee will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common
                Stock, if any, that have been issued to such optionee.

EFFECT ON 1992  No additional options will be granted under the Forensic
OPTION PLAN     Technologies International Corporation 1992 Stock Option Plan.

EFFECT ON       Whether exercising an Option causes the optionee to accrue or
OTHER PLANS     receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON  Notwithstanding any other provisions of the Plan, no individual
LIABILITY       acting as a director, employee or agent of the Company shall be liable to any optionee, former optionee, spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT     Nothing contained in this Plan constitutes an employment
CONTRACT          contract between the Company and the optionee. The Plan does not give the optionee any right to be retained in the Company's employ nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

APPLICABLE LAW    The laws of the State of Maryland (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN  Unless the FTI Board extends the Plan's term, the
                  Administrator may not grant Options after March 25, 2007. The Plan will then terminate but will continue to govern unexercised and unexpired Options.

APPROVAL OF       The Plan must be submitted to the stockholders of the Company
STOCKHOLDERS      for their approval within 12 months after the Board of
                  Directors of the Company adopts the Plan. The adoption of the Plan is conditioned upon the approval of the stockholders of the Company and failure to receive their approval will render the Plan and any outstanding options thereunder void and of no effect.

                                                                       EXHIBIT C

                FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
                   EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED


PURPOSE                  The Forensic Technologies International Corporation Employee Stock Purchase
                         Plan (the "ESPP" or the "Plan") provides employees of Forensic Technologies
                         International Corporation (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock").  The Company intends this Plan to qualify as an employee stock purchase plan under Section
                         423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly.

ELIGIBILITY              Unless determined otherwise by the Committee, any Employee who is employed with the Company or an Eligible Subsidiary on the first day of an Offering
                         Period and regularly scheduled to work at least 20 hours per week is eligible to participate in the ESPP for that Offering Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock.  For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                         Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.  Employee excludes anyone not treated initially on the payroll records as a common law employee.

ADMINISTRATOR            The Compensation Committee of the Board of Directors of the Company, or such other committee as the Board designates (the "Committee"), will administer the
                         ESPP.  The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code).  The Committee is vested with full authority and discretion to make modifications to the eligibility requirements for participation in the ESPP from time to time that do not require shareholder approval to comply with the requirements of Section
                         423 of the Code, provided that all such modifications enable the ESPP to continue to satisfy the eligibility requirements of Section 423 of the Code
                         and do not materially increase the cost of the ESPP to the Company.   Any
                         determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee,
                         Participant and all persons claiming under or through any Employee or
                         Participant.



OFFERING                 Offering Periods are successive six month periods beginning on January 1 and
PERIOD                   July 1, and the first such period will begin on July 1, 1997.

PARTICIPATION            An eligible Employee may become a "Participant" for an Offering Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources Department within a reasonable period of time before the first day of such Offering Period.  The Committee will send to each new Employee who satisfies the rules in Eligibility above a notice advising the Employee of his right to participate in the ESPP for the following
                         Offering Period.  All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD                   A Participant may contribute to the ESPP through payroll deductions, as
OF PAYMENT               follows:

                         The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Offering Period at a rate of at least 1% but not more than 15% of his Compensation.  Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

                         All payroll deductions will be credited to the Participant's account under the
                         ESPP.  No interest or earnings will accrue on any payroll deductions credited to such accounts.

                         Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the
                         Participant sooner withdraws as authorized under WITHDRAWALS below.

                         A Participant may not alter the rate of payroll deductions during the Offering
                         Period.

                         The Company may use the consideration it receives for general corporate purposes.

GRANTING OF              On the first day of each Offering Period, a Participant will receive options
OPTIONS                  to purchase a number of shares of Common Stock with funds withheld from his
                         Compensation.  Such number of shares will be determined at the end of the
                         Offering Period according to the following procedure:

                                  Step 1 - Determine the amount the Company withheld from Compensation since the beginning of the Offering Period;

                                  Step 2 - Determine the amount that represents 85% of the lower of Fair Market
                                  Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and



                         Step 3 - Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

   FAIR MARKET      The Fair Market Value of a share of Common Stock for purposes of the Plan as
   VALUE            of each date described in Step 2 will be determined as follows:

                         if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                         if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated
                         Quotation System ("Nasdaq") for such date;

                         if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                         if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                    For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                    No Participant shall receive options:

                         if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                         that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value
                         (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE            Unless a Participant effects a timely withdrawal pursuant to the WITHDRAWAL
OF OPTION           paragraph below, his option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised as of the last day of the
                    Offering Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in
                    GRANTING OF OPTIONS.

                    Any payroll deductions credited to a Participant's account during the Offering
                    Period that are not used for the purchase of shares will be treated as follows:

                         If the Participant has elected to withdraw from the ESPP as of the end of the
                         Offering Period, the Company will deliver the amount of the payroll deductions to the Participant.

                         The amount of any other excess payroll deductions will be applied to the purchase of shares in the immediately succeeding Offering Period.

DELIVERY OF         As soon as administratively feasible after the options are used to purchase
COMMON              Common Stock, the Company will deliver to each Participant or, in the
STOCK               alternative, to a custodian that the Committee designates, the shares of
                    Common Stock the Participant purchased upon the exercise of the option.  If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm.  The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

SUBSEQUENT          A Participant will be deemed to have elected to participate in each subsequent
OFFERINGS           Offering Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human
                    Resources Department at least ten days before the beginning of the Offering
                    Period as of which the Participant desires to withdraw from the ESPP.


WITHDRAWAL               A Participant may withdraw all, but not less than all, payroll deductions
FROM THE                 credited to his account for an Offering Period before the end of such Offering
PLAN                     Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Offering
                         Period.  A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any
                         Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                         Upon the withdrawal of a Participant from the ESPP under the terms of the preceding paragraph, his outstanding options under the ESPP will immediately terminate.

                         If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF
                         BENEFICIARY, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's
                         Compensation.

                         A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any
                         Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period.  Any
                         Participant who is subject to Section 16 of the Securities Exchange Act of
                         1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT            The shares of Common Stock that the Company will sell to Participants under
TO PLAN                  the ESPP will be shares of authorized but unissued Common Stock.  The maximum number of shares made available for sale under the ESPP will be 500,000
                         (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK).  If
                         the total number of shares for which options are to be exercised in an
                         Offering Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                         A Participant will have no interest in shares covered by his option until the
                         Participant exercises the option.

                         Shares that a Participant purchases under the ESPP will be registered in the name of the Participant.

                         The Company will not issue fractional shares pursuant to the ESPP, but the
                         Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.


ADJUSTMENTS              Subject to any required action by the Company (which it shall promptly take)
UPON CHANGES             or its stockholders, and subject to the provisions of applicable corporate
IN CAPITAL STOCK         law, if, during an Offering Period,

                                the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or

                                some other increase or decrease in such Common Stock occurs without the
                                Company's receiving consideration,

                         the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event.
                         Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the
                         Common Stock, to the extent consistent with Section 424 of the Code.

                         The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                         Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides.  The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

   SUBSTANTIAL           Upon a Substantial Corporate Change, the Plan and the offering will terminate
   CORPORATE             unless provision is made in writing in connection with such transaction for
   CHANGE
                                the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                         If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option.  However, the Board may determine that allowing such exercise before the end of the Offering Period will not occur if the election would render unavailable "pooling of interest"
                         accounting for any reorganization, merger, or consolidation of the Company.

                         A Substantial Corporate Change means the

                                dissolution or liquidation of the Company,

                                merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                                the sale of substantially all of the assets of the Company to another corporation, or

                                any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the
                                Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF           A Participant may file with the Committee a written designation of a
BENEFICIARY              beneficiary who is to receive any payroll deductions credited to the
                         Participant's account under the ESPP or any shares of Common Stock owed to the
                         Participant under the ESPP if the Participant dies.  A Participant may change a beneficiary at any time by filing a notice in writing with the Human
                         Resources Department on behalf of the Committee.

                         Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the
                         Company shall deliver such cash or shares, or both, to the beneficiary.  If a
                         Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant.  If, to the knowledge of the
                         Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                         No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY               Employees of Company Subsidiaries will be entitled to participate in the ESPP,
EMPLOYEES                except as otherwise designated by the Board of Directors or the Committee.

                         Eligible Subsidiary means each of the Company's Subsidiaries, except as the
                         Board otherwise specifies.  Subsidiary means any corporation (other than the
                         Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,               A Participant may not assign, pledge, or otherwise dispose of payroll
ASSIGNMENTS,             deductions credited to the Participant's account or any rights to exercise an
AND PLEDGES              option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement Income Security Act.
                         Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.



AMENDMENT OR             The Board of Directors of the Company may at any time terminate or amend the
TERMINATION              ESPP.  Any amendment of the ESPP that (i) materially increases the benefits to
OF PLAN                  Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participant in the ESPP must be approved by the shareholders of the Company to take effect.  The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES                  All notices or other communications by a Participant to the Committee or the
                         Company shall be deemed to have been duly given when the Human Resources
                         Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS           Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property
                         (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor.  The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP.  Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former
                         Participant, or any beneficiary.

PRIVILEGES OF            No Participant and no beneficiary or other person claiming under or through
STOCK OWNERSHIP          such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

LIMITATIONS ON           Notwithstanding any other provisions of the ESPP, no individual acting as a
LIABILITY                director, employee, or agent of the Company shall be liable to any Employee,
                         Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability or expense incurred in connection with the
                         ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity.  The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission or act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT            Nothing contained in this Plan constitutes an employment contract between the
CONTRACT                 Company or an Eligible Subsidiary and any Employee.  The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP         Unless the FTI Board extends the Plan's term, no Offering Period will begin after December 31, 2006.

APPLICABLE LAW           The laws of the State of Maryland (other than its choice of law provisions)
                         govern the ESPP and its interpretation.

APPROVAL OF              The ESPP must be submitted to the shareholders of the Company for their
SHAREHOLDERS             approval within 12 months after the Board of Directors of the Company adopts the ESPP.  The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.


--------------------------------------------------------------------------------
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             FTI CONSULTING, INC.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned stockholder(s) of FTI Consulting, Inc. (the "Company") hereby appoints Messrs. Jack B. Dunn, IV and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on May 23, 2001, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on April 16, 2001, as if the undersigned were present and voting the shares.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 3 THROUGH 7, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.



                        (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             FTI CONSULTING, INC.

                                 May 23, 2001





             \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------

A [ X ] Please mark your
        votes as in this
        example.


                FOR all nominees       WITHHOLD
                   (except as      AUTHORITY to vote
                  marked to the    for the nominees    Nominees:
                    contrary)       listed at right
1. Election Of                                         Denis J. Callaghan
   Class II          [   ]              [   ]          Dennis J. Shaughnessy
   Directors.                                          George P. Stames

   (INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name on the space provided below.)


    -------------------------------------------

                                                FOR      AGAINST     ABSTAIN
2. Amendment of the Company's charter to
   increase authorized capital stock by        [   ]      [   ]       [   ]
   30,000,000 shares.

3. Amendment of the Company's 1987 Stock
   Option Plan to increase the number of       [   ]      [   ]       [   ]
   shares authorized by 1,000,000 shares.

4. Amendment of the Company's Employee
   Stock Purchase Plan to increase the         [   ]      [   ]       [   ]
   number of shares authorized by
   100,000 shares.

5. Approve the Company's performance-based     [   ]      [   ]       [   ]
   Incentive Compensation Plan.


6. Approve the Company's performance-based     [   ]      [   ]       [   ]
   formula for one of our executive officers.


7. Ratification of selection of Ernst &
   Young, LLP to serve as independent          [   ]      [   ]       [   ]
   accountants for the Company for the
   fiscal year ending December 31, 2001.

8. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

                                        I PLAN TO ATTEND THE MEETING  [   ]



___________________________  ______________________________ DATE _______, 2001
         SIGNATURE             SIGNATURE IF HELD JOINTLY

Note: Please date the Proxy and sign exactly as your name(s) appears hereon. When signing as attorney, administrator, trustee or guardian, please give your full title as such. If there is more than one trustee, all should sign. All joint owners should sign.
--------------------------------------------------------------------------------